Exhibit 99.1

NEWS RELEASE
Southcross Energy	1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3700

Southcross Energy Partners, L.P. Reports First Quarter 2013

Financial and Operating Results

DALLAS, Texas, May 8, 2013 — Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced first quarter 2013 financial and operating results.

First Quarter 2013 Highlights

•                  Processed natural gas volumes of 239,757 million BTU per day (“MMBtu/d”) during the first quarter of 2013, an increase of 11% from the fourth quarter of 2012

•                  Natural gas liquid (“NGL”) production of 10,152 barrels per day during the first quarter of 2013, a decrease of 8% from the fourth quarter of 2012

•                  Completion of our Bonnie View fractionation facility expansion to a capacity of 22,500 barrels per day

•                  Commencement of flow through the final phase of our Bee Line pipeline, augmenting delivery capacity to our processing plants by a total of 320 million cubic feet per day

•                  Commencement of new NGL sales contracts on May 1, 2013 that improve sales prices and help secure our markets

•                  Resumed operations on April 1, 2013 at our repaired Gregory processing and NGL fractionation facility

First Quarter Results

Southcross’ Adjusted EBITDA (as defined below) was $4.5 million for the three month period ended March 31, 2013, which is within the quarterly guidance issued in our prior release, compared to $12.0 million for the same period in the prior year. Adjusted EBITDA for the first quarter of 2013 was impacted negatively by the continuation of start-up issues related to our Bonnie View fractionation facility, costs related to the establishment of public reporting accounting processes and the effects of a fire at our Gregory plant.

“Southcross has continued to make progress in completing construction of our key asset base,” said David Biegler, Chairman, President and Chief Executive Officer of Southcross’ general partner. “Because NGL recoveries at our processing plants and production of on-specification products at our fractionation plants have improved significantly since the beginning of the first quarter of 2013, we have confidence that our second quarter financial performance will reflect significant improvement over the first quarter of 2013. This is strengthened by the beneficial effects of our new NGL sales contracts that commenced on May 1, 2013.”

Gross operating margin (as defined below) totaled $18.9 million for the three month period ended March 31, 2013, compared to $21.4 million for the same period in the prior year. Net (loss)/income (before deemed distributions on preferred units) was $(6.4) million for the three month period ended March 31, 2013, compared to $6.2 million for the same period in the prior year.

During the three month period ended March 31, 2013, total gas volumes averaged 602,820 MMBtu/d, an increase of 7% compared to 563,915 MMBtu/d during the same period in the prior year. Processed gas volumes averaged 239,757 MMBtu/d during the three month period ended March 31, 2013, an increase of 13% over the

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212,699 MMBtu/d for the same period in the prior year. NGL production for the three month period ended March 31, 2013 averaged 10,152 barrels per day, an increase of 11% from the 9,172 barrels per day for the same period in the prior year, reflecting an increase in liquids-rich gas volumes from the Eagle Ford.

Capital Expenditures

For the three month period ended March 31, 2013, capital additions to property, plant and equipment were $26.2 million. Capital expenditures on the consolidated cash flow statement for the quarter were $49.2 million, which included growth and maintenance expenditures and cash paid for capital additions incurred in 2012. Capital additions during the quarter were largely attributable to the completion of the Bonnie View fractionation facility and Bee Line pipeline. Consistent with its prior guidance, Southcross continues to expect that capital additions for growth projects over the last three quarters of 2013 will be between $20 million and $25 million.

Cash Distributions

On April 30, 2013, Southcross announced that it would pay on May 15, 2013 to all unitholders of record on May 10, 2013, a cash distribution of $0.40 per common unit for the three month period ended March 31, 2013. This distribution corresponds to the minimum quarterly distribution of $0.40 per unit, or $1.60 on an annualized basis.

Capital and Liquidity

Effective April 12, 2013, Southcross entered into an agreement to issue $40 million of additional equity capital through new convertible preferred units and additional general partner contributions and, contemporaneously, entered into an agreement with its lenders that amended its existing credit facility. Southcross’ outstanding debt at March 31, 2013, prior to completion of the additional equity contributions and associated debt reduction, was $246 million.

Conference Call Information

Southcross will hold a conference call on Wednesday, May 8, 2013, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its first quarter 2013 financial and operating results. The call can be accessed live over the telephone by dialing (877) 705-6003 or, for international callers, (201) 493-6725. The replay of the call will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517. The passcode for the replay is 413782. The replay of the conference call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. A replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs.  The Partnership’s assets are located in South Texas, Mississippi and Alabama and include three gas processing plants, two fractionation plants and approximately 2,730 miles of pipeline. The Partnership’s South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas.  Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause our actual results in future periods to differ materially

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from anticipated or projected results. Examples include discussion of our new NGL contracts, our second quarter 2013 financial performance and growth capital guidance. An extensive list of the specific risks and uncertainties affecting us is contained in our 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 15, 2013 and other documents filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date of this press release and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA, gross operating margin and distributable cash flow. We define Adjusted EBITDA as net income, plus interest expense, income tax expense, depreciation and amortization expense, certain non-cash charges such as non-cash equity compensation, unrealized losses on commodity derivative contracts and selected charges and transaction costs that are unusual or non-recurring, less interest income, income tax benefit, unrealized gains on commodity derivative contracts and selected gains that are unusual or non-recurring. We define gross operating margin as the sum of contract revenues less the cost of natural gas and NGLs sold. We define distributable cash flow as Adjusted EBITDA plus interest income, less cash interest expense (net of capitalized costs), income tax expense and maintenance capital expenditures.

We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our results of operations. Reconciliations of Adjusted EBITDA, gross operating margin and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider any of Adjusted EBITDA, gross operating margin, or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, gross operating margin and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

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Contact:

Southcross Energy Partners, L.P.

Kristin Hodges, 214-979-3720

Investor Relations

investorrelations@southcrossenergy.com

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SOUTHCROSS ENERGY PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit data)

(Unaudited)

	Three Months Ended March 31,
	2013	2012

Revenues	$144,250	$120,617
Expenses:
Cost of natural gas and liquids sold	125,388	99,202
Operations and maintenance	9,889	7,197
Depreciation and amortization	7,249	3,665
General and administrative	6,041	2,433
Total expenses	148,567	112,497

(Loss) income from operations	(4,317)	8,120
Interest expense	(2,047)	(1,799)
(Loss) income before income tax expense	(6,364)	6,321
Income tax expense	(18)	(85)

Net (loss) income	$(6,382)	$6,236

General partner’s interest in net loss	(128)
Limited partners’ interest in net loss	$(6,254)

Less deemed dividend on:
Redeemable preferred units		(742)
Series B redeemable preferred units		(192)
Preferred units		(3,746)
Net income attributable to Southcross Energy LLC common unitholders		$1,556

Basic and diluted income per unit:
Net loss per limited partner common unit	$(0.26)
Net loss per limited partner subordinated unit	$(0.26)

Basic net income per Southcross Energy LLC common unit		$1.28
Diluted net income per Southcross Energy LLC common unit		$1.07

SOUTHCROSS ENERGY PARTNERS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for unit data)

(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$2,250	$7,490
Trade accounts receivable	42,346	50,994
Prepaid expenses	1,169	1,762
Other current assets	3,220	1,001
Total current assets	48,985	61,247

Property, plant and equipment, net	569,575	550,603
Intangible assets, net	1,610	1,624
Other assets	5,479	5,131
Total assets	$625,649	$618,605

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$62,164	$96,801
Other current liabilities	2,400	3,586
Total current liabilities	64,564	100,387

Long-term debt	246,000	191,000
Other non-current liabilities	695	751
Total liabilities	311,259	292,138

Commitments and contingencies

Partners’ capital:
Common units - (12,213,713 units issued and outstanding as of March 31, 2013 and December 31, 2012)	188,569	194,365
Subordinated units - (12,213,713 units issued and outstanding as of March 31, 2013 and December 31, 2012)	119,893	125,951
General Partner interest	6,380	6,628
Accumulated other comprehensive loss	(452)	(477)
Total partners’ capital	314,390	326,467
Total liabilities and partners’ capital	$625,649	$618,605

SOUTHCROSS ENERGY PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net (loss) income	$(6,382)	$6,236

Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	7,249	3,665
Unit-based compensation	408	—
Deferred financing costs amortization	267	283
Unrealized losses	—	222
Changes in operating assets and liabilities:
Trade accounts receivable	8,648	5,564
Prepaid expenses and other	1,199	668
Other non-current assets	(13)	(135)
Accounts payable and accrued expenses	(11,725)	(9,768)
Other liabilities	(1,362)	(2,097)
Net cash (used in) provided by operating activities	(1,711)	4,638
Cash flows from investing activities:
Capital expenditures	(49,203)	(38,912)
Expenditures related to Gregory facility fire repairs	(2,825)	—
Net cash used in investing activities	(52,028)	(38,912)
Cash flows from financing activities:
Borrowings under our credit agreements	55,000	33,500
Repayments under our credit agreements	—	(4,372)
Financing costs	(519)	(2,281)
Repurchase and retirement of Southcross Energy LLC common units	—	(15,300)
Proceeds from issuance of Southcorss Energy LLC Series B redeemable preferred units	—	35,300
Distribution to partners	(5,982)	—
Net cash provided by financing activities	48,499	46,847

Net (decrease) increase in cash and cash equivalents	(5,240)	12,573
Cash and cash equivalents — Beginning of period	7,490	1,412
Cash and cash equivalents — End of period	$2,250	$13,985

SOUTHCROSS ENERGY PARTNERS, L.P.

SELECTED FINANCIAL AND OPEARTIONAL DATA

(In thousands, except for operational data)

(Unaudited)

	Three Months Ended March 31,
	2013	2012

Financial data:
Adjusted EBITDA	$4,541	$12,007
Gross operating margin	18,862	21,415

Maintenance capital expenditures	708	348
Expansion capital expenditures	48,495	38,564

Distributable cash flow	2,035	10,284
Distributions declared	9,973	—

Operating data:
Average throughput of gas (MMBtu/d)	602,820	563,915
Average volume of processed gas (MMBtu/d)	239,757	212,699
Average volume of NGLs sold (Barrels per day)	10,152	9,172

Realized prices on natural gas volumes sold/Btu ($/MMBtu)	$3.44	$2.69
Realized prices on NGL volumes sold/gal ($/gallon)	$0.84	$1.05

SOUTHCROSS ENERGY PARTNERS, L.P.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Reconciliation of gross operating margin to net (loss) income:
Gross operating margin	$18,862	$21,415
(Deduct):
Income tax expense	(18)	(85)
Interest expense	(2,047)	(1,799)
General and administrative expense	(6,041)	(2,433)
Depreciation and amortization expense	(7,249)	(3,665)
Operations and maintenance expense	(9,889)	(7,197)
Net (loss) income	$(6,382)	$6,236

	Three Months Ended March 31,
	2013	2012
Reconciliation of net (loss) income to Adjusted EBITDA and distributable cash flow:
Net (loss) income	$(6,382)	$6,236
Add:
Depreciation and amortization expense	7,249	3,665
Interest expense	2,047	1,799
Unrealized losses	—	222
Unit-based compensation	408	—
Income tax expense	18	85
Expenses associated with significant items	1,201	—
Adjusted EBITDA	$4,541	$12,007
(Deduct):
Cash interest, net of capitalized costs	(1,780)	(1,290)
Income tax expense	(18)	(85)
Maintenance capital expenditures	(708)	(348)
Distributable cash flow	$2,035	$10,284